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                                                                    EXHIBIT 11.1

                             COR THERAPEUTICS, INC.

                STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE

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
                                                                            SIX MONTHS ENDED JUNE
                                             YEARS ENDED DECEMBER 31,                30,
                                           -----------------------------   -----------------------
                                             1996      1995       1994       1997           1996
                                           --------   -------   --------   --------       --------
Primary and fully diluted average common
  shares outstanding during the period...    19,636    19,360     19,091     20,063         19,505
Net loss.................................  $(36,546)  $(7,531)  $(39,537)  $(16,637)      $(20,854)
                                           ========   =======   ========   ========       ========
Net loss per share.......................  $  (1.86)  $ (0.39)  $  (2.07)  $  (0.83)      $  (1.07)
                                           ========   =======   ========   ========       ========
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